                                                                    EHXIBIT 99.1



                        CIBC Merchant Acquiring Business

                              Financial Statements
                        October 31, 2000, 1999 and 1998

                         Together With Auditors' Report

                         Unaudited Financial Statements
                           January 31, 2001 and 2000

                                AUDITORS' REPORT

To the Board of Directors of
Canadian Imperial Bank of Commerce,

   We have audited the balance sheets of CIBC MERCHANT ACQUIRING BUSINESS (the "Business") as at October 31, 2000 and 1999 and the related statements of income, cash flows and changes in CIBC's equity in the Business for each of the years in the three year period ended October 31, 2000. These financial statements are the responsibility of the Business' management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in Canada and the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, these financial statements present fairly, in all material respects, the financial position of the Business as at October 31, 2000 and 1999 and the results of its operations and its cash flows for each of the years in the three year period ended October 31, 2000 in accordance with accounting principles generally accepted in the United States.

   As disclosed in note 1, the Business has no separate legal status or existence.

January 19, 2001
Toronto, Canada

                                     F(a)-1

                                 BALANCE SHEETS
                        CIBC MERCHANT ACQUIRING BUSINESS

                      (See Note 1 to Financial Statements)
                           (thousands of US dollars)

                                                                October 31
                                                 January 31, -----------------
                                                    2001       2000     1999
                                                 ----------- --------  -------
                                                 (Unaudited)
ASSETS
Current assets:
 VISA International / Canada receivable.........   $35,270   $ 61,807  $31,977
 Merchant processing receivable.................    29,154     28,337   24,650
 Deferred income taxes..........................       483        483      --
                                                   -------   --------  -------
                                                    64,907     90,627   56,627
Property and equipment, net (Note 4)............    18,281     18,772   20,963
Other...........................................       --         --       264
                                                   -------   --------  -------
                                                   $83,188   $109,399  $77,854
                                                   =======   ========  =======
LIABILITIES AND CIBC'S EQUITY IN THE BUSINESS
Current liabilities:
 Income taxes payable...........................   $ 2,767   $ 10,399  $10,167
 Accounts payable and accrued liabilities (Note
  5)............................................     4,797      5,985    4,293
 Obligations under capital lease................       964      1,431    1,942
 Deferred income taxes..........................       --         --       256
 IDP Merchant payable...........................       --         --       147
 Other..........................................       428        332      854
                                                   -------   --------  -------
                                                     8,956     18,147   17,659
Obligations under capital lease.................       --          16    1,497
                                                   -------   --------  -------
                                                     8,956     18,163   19,156
                                                   -------   --------  -------
Commitments and contingencies (Note 9)
CIBC'S equity in the business (Note 8)
 CIBC'S equity investment.......................    79,766     96,779   61,157
 Cumulative translation adjustment..............    (5,534)    (5,543)  (2,459)
                                                   -------   --------  -------
                                                    74,232     91,236   58,698
                                                   -------   --------  -------
                                                   $83,188   $109,399  $77,854
                                                   =======   ========  =======


   The accompanying notes are an integral part of these financial statements.

                                     F(a)-2

                              STATEMENTS OF INCOME
                        CIBC MERCHANT ACQUIRING BUSINESS

                      (See Note 1 to Financial Statements)
                          (thousands of U.S. dollars)

                               For the three
                               months ended
                                January 31     For the years ended October 31
                              --------------- --------------------------------
                               2001    2000      2000       1999       1998
                              ------- ------- ---------- ---------- ----------
                                (Unaudited)
Revenues..................... $22,816 $22,061 $   92,029 $   86,622 $   80,948
Operating expenses:
 Cost of service.............  12,036  11,801     46,694     42,321     40,317
 Sales, general and
  administrative.............   3,293   4,780     17,149     16,622     15,839
                              ------- ------- ---------- ---------- ----------
                               15,329  16,581     63,843     58,943     56,156
Operating income.............   7,487   5,480     28,186     27,679     24,792
                              ------- ------- ---------- ---------- ----------
Other expenses:
 Interest and other
  expenses...................   1,299   1,439      5,416      4,405      4,216
                              ------- ------- ---------- ----------
Income before income taxes...   6,188   4,041     22,770     23,274     20,576
Provision for income taxes
 (Note 7)....................   2,723   1,778      9,980     10,241      9,054
                              ------- ------- ---------- ---------- ----------
 Net income.................. $ 3,465 $ 2,263 $   12,790 $   13,033 $   11,522
                              ======= ======= ========== ========== ==========




   The accompanying notes are an integral part of these financial statements.

                                     F(a)-3

                            STATEMENTS OF CASH FLOWS
                        CIBC MERCHANT ACQUIRING BUSINESS

                      (See Note 1 to Financial Statements)
                           (thousands of US dollars)

                             For the three
                             months ended
                              January 31       For the years ended October 31
                           ------------------  ---------------------------------
                             2001      2000       2000       1999       1998
                           --------  --------  ----------  ---------- ----------
                              (Unaudited)
Operating activities:
 Net income..............  $  3,465  $  2,263  $   12,790  $  13,033  $  11,522
 Adjustments to reconcile
  net income to cash
  provided by operating
  activities before
  changes in assets and
  liabilities
  Depreciation and
   amortization..........     1,892     1,963       7,955      7,559      5,752
  Deferred income taxes..       --        --         (755)      (301)      (232)
                           --------  --------  ----------  ---------  ---------
                              5,357     4,226      19,990     20,291     17,042
 Changes in non-cash
  working capital
  Merchant processing
   receivable............      (817)      798      (4,661)    (5,168)    (1,145)
  VISA International /
   Canada receivable.....    26,537   (13,234)    (31,900)    (6,852)    (2,651)
  Income taxes payable...    (7,632)   (8,368)        593      1,695     (1,109)
  Accounts payable and
   accrued liabilities...    (1,188)      123       1,896        152        184
  IDP Merchant payable...       --        --         (147)       145        --
  Other, net.............        96       382        (245)       805       (231)
                           --------  --------  ----------  ---------  ---------
                             22,353   (16,073)    (14,474)    11,068     12,090
                           --------  --------  ----------  ---------  ---------
Investing activity:
 Capital expenditures....    (1,400)   (1,892)     (6,421)    (8,968)    (6,729)
                           --------  --------  ----------  ---------  ---------
Financing activities:
 Investment by CIBC
  during the year........   (20,470)   18,378      22,832       (391)    (3,793)
 Principal payments under
  capital lease
  arrangements...........      (483)     (413)     (1,937)    (1,709)    (1,568)
                           --------  --------  ----------  ---------  ---------
                            (20,953)   17,965      20,895     (2,100)    (5,361)
                           --------  --------  ----------  ---------  ---------
Increase (decrease) in
 cash and cash
 equivalents.............       --        --          --         --         --
Cash, beginning of year..       --        --          --         --         --
                           --------  --------  ----------  ---------  ---------
Cash, end of year........  $    --   $    --   $      --   $     --   $     --
                           ========  ========  ==========  =========  =========




   The accompanying notes are an integral part of these financial statements.

                                     F(a)-4

             STATEMENTS OF CHANGES IN CIBC'S EQUITY IN THE BUSINESS
                        CIBC MERCHANT ACQUIRING BUSINESS

                      (See Note 1 to Financial Statements)
                           (thousands of US dollars)

                                                For the years ended October 31
                                               --------------------------------
                                                           Accumulated
                                                 CIBC's       Other
                                                 Equity   Comprehensive  Total
                                               Investment Income/(Loss) Equity
                                               ---------- ------------- -------
Balance at October 31, 1997...................  $40,786      $(1,108)   $39,678
                                                -------      -------    -------
 Comprehensive income
  Net income..................................   11,522                  11,522
  Foreign currency translation adjustment.....                (2,374)    (2,374)
                                                -------      -------    -------
 Total comprehensive income...................                            9,148
 Net investment during the period.............   (3,793)                 (3,793)
                                                -------      -------    -------
Balance at October 31, 1998...................   48,515       (3,482)    45,033
                                                -------      -------    -------
 Comprehensive income
  Net income..................................   13,033                  13,033
  Foreign currency translation adjustment.....                 1,023      1,023
                                                -------      -------    -------
 Total comprehensive income...................                           14,056
 Net investment during the period.............     (391)                   (391)
                                                -------      -------    -------
Balance at October 31, 1999...................   61,157       (2,459)    58,698
                                                -------      -------    -------
 Comprehensive income
  Net income..................................   12,790                  12,790
  Foreign currency translation adjustment.....                (3,084)    (3,084)
                                                -------      -------    -------
 Total comprehensive income...................                            9,706
 Net investment during the period.............   22,832                  22,832
                                                -------      -------    -------
Balance at October 31, 2000...................  $96,779      $(5,543)   $91,236
                                                =======      =======    =======




   The accompanying notes are an integral part of these financial statements.

                                     F(a)-5

                        CIBC MERCHANT ACQUIRING BUSINESS
                         NOTES TO FINANCIAL STATEMENTS
                        OCTOBER 31, 2000, 1999 AND 1998
                           (thousands of US dollars)

1.Basis of Presentation

   The Merchant Acquiring Business ("Merchant Acquiring" or the "Business") is part of Canadian Imperial Bank of Commerce's ("CIBC") Card Products Division. The Business operates within a single industry segment and is responsible for the capture, routing and processing of credit card transactions and debit consumer point-of-sale ("POS") transactions. Merchant Acquiring's operations are provided predominantly in Canada. Management considers that this represents one reportable segment--electronic transactions processing--therefore the majority of the disclosures required by Statement of Financial Accounting Standards No. 131 do not apply.

   These financial statements represent the business operations identified as the Merchant Acquiring Business of CIBC. Accordingly, there is no share capital or retained earnings in the Business' accounts. CIBC's equity in the Business represents the funding provided to the Business to carry out its activities.

   The financial statements have been prepared on the historical cost basis in accordance with accounting principles generally accepted in the United States, and present Merchant Acquiring's financial position, results of operations, and cash flows as derived from CIBC's historical financial statements. As further described in Note 3, certain allocations of corporate and interest expenses have been allocated to Merchant Acquiring. These allocations were based on an estimate of the proportion of corporate expenses related to Merchant Acquiring, utilizing such factors as revenues, number of employees, number of transactions processed and other applicable factors.

2.Summary of Significant Accounting Policies

Use of estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

Revenue

   Revenue for processing services provided directly to merchants is recorded net of interchange fees charged by credit card associations. Fees and rental revenues are recognized when the service is provided. Reserves against operational losses are established when the losses are probable and reasonably estimatable.

Merchant processing receivable/payable

   The merchant processing receivable/payable results from timing differences in Merchant Acquirings' settlement process with merchants and credit card sales processed.

Property and equipment

   Property and equipment is stated at cost. Equipment under capital leases are stated at the discounted cash flow value. Depreciation and amortization is calculated using the straight-line method. Equipment is depreciated over 3 to 7 years, software over 1 to 5 years and furniture and fixtures over 15 years.

                                     F(a)-6

                        CIBC MERCHANT ACQUIRING BUSINESS
                   NOTES TO FINANCIAL STATEMENTS--(Continued)
                        OCTOBER 31, 2000, 1999 AND 1998
                           (thousands of US dollars)

   Leasehold improvements and equipment under capital leases are amortized over the shorter of the useful life of the asset or the term of the lease. Maintenance and repairs are charged to operations as incurred.

Deferred income taxes

   Deferred income taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax laws and rates.

Fair value of financial instruments

   Management considers that the carrying amounts of financial instruments, including cash, receivables, accounts payable and accrued expenses, approximates fair value.

Foreign currency translation

   The assets and liabilities are translated at the period-end rate of exchange, and income statement and cash flow items are translated at the average rates prevailing during the period. The resulting translation adjustment is recorded as a component of CIBC's equity in the Business. The effect of foreign exchange gains and losses arising from these translations of assets and liabilities are included as a component of other comprehensive income.

3. Transactions with Related Parties

   These financial statements reflect corporate allocations from CIBC for services provided to the Business in the amount of $3,093, $3,827 and $3,516 for the years ended October 31, 2000, 1999 and 1998, respectively. These allocations were based on the proportion of corporate expenses related to Merchant Acquiring based on the percentage of the Business' direct operating expenses as a proportion of CIBC's, a method of allocation management believes to be reasonable. Merchant Acquiring utilized a rollback approach to allocate the expenses for all historical periods presented. This treatment records the current allocation percentage for all historical periods presented. These amounts have been included in sales, general and administrative expenses.

   These financial statements also reflect corporate allocations from CIBC Card Products Division for expenses incurred in relation to activities of the Business in the amounts of $2,270, $2,466 and $2,373 for the years ended October 31, 2000, 1999 and 1998, respectively. These allocations were based on an estimate of the proportion of expenses related to Merchant Acquiring, utilizing such factors as estimated number of employees providing merchant card service functions, number of transactions processed and other applicable factors, a method of allocation management believes to be reasonable. These amounts have been included in cost of service.

   Merchant Acquiring is funded by CIBC. As such, the Business has applied a cost of funds on the net book value of property and equipment and an average days outstanding receivable based on a 5.8% rate (internal cost of funding). Interest expense recorded by Merchant Acquiring related to this funding was $3,717, $3,277 and $3,016 for the years ended October 31, 2000, 1999 and 1998, respectively and is included in interest and other expense.

   Merchant Acquiring outsources its back office operations to Intria Items Inc. and utilizes Intria HP for systems and systems support. Both Intria Items Inc. and Intria HP are joint ventures owned 51% by CIBC and 49% by third parties. Expenses are based upon established service level agreements. The Business incurred

                                     F(a)-7

                        CIBC MERCHANT ACQUIRING BUSINESS
                   NOTES TO FINANCIAL STATEMENTS--(Continued)
                        OCTOBER 31, 2000, 1999 AND 1998
                           (thousands of US dollars)
costs of $24,517, $21,749 and $22,876 for the years ended October 31, 2000, 1999 and 1998, respectively. Of these amounts 60% are included in cost of service and 40% are included in sales, general and administrative expenses.

   The Business has amounts payable of $1,979 and $1,845 to Intria Items Inc. and Intria HP as at October 31, 2000 and 1999, respectively. Amounts payable to CIBC are included in CIBC's equity in the Business.

4. Property and Equipment

   As of October 31, 2000 and 1999, property and equipment consisted of the following:

                                                                 2000    1999
                                                                ------- -------
   Equipment under capital lease............................... $ 8,236 $ 8,523
   Equipment...................................................  36,757  31,599
   Software....................................................     216     224
   Leasehold improvements......................................   1,600   1,654
   Furniture and fixtures......................................   1,590   1,645
                                                                ------- -------
                                                                 48,399  43,645
   Less: Accumulated depreciation and amortization.............  29,627  22,682
                                                                ------- -------
                                                                $18,772 $20,963
                                                                ======= =======

5. Accounts Payable and Accrued Liabilities

   As of October 31, 2000 and 1999, accounts payable and accrued liabilities consisted of the following:

                                                                   2000   1999
                                                                  ------ ------
   Operating expenses payable.................................... $1,016 $  963
   Accrued compensation and benefits.............................  1,207    457
   Accrued pension and retirement benefits.......................    708    312
   Other accrued liabilities.....................................  1,074    716
   System support fees payable...................................  1,980  1,845
                                                                  ------ ------
                                                                  $5,985 $4,293
                                                                  ====== ======

   Certain of these payables are due to other related parties within the CIBC group and are settled through CIBC group clearing accounts. Certain assumptions have been made regarding the settlement periods in order to present the information above.

6. Pension and Retirement Benefits

   Merchant Acquiring participates in the CIBC non-contributory defined benefit pension plan (the "plan"). Management has estimated the pension and other post retirement benefits expense based upon the employees as a percentage of the total employees participating in the plan. Expenses estimated for pension and other post retirement benefits were $708, $682 and $693 for the years ended October 31, 2000, 1999 and 1998, respectively.

                                     F(a)-8

                        CIBC MERCHANT ACQUIRING BUSINESS
                   NOTES TO FINANCIAL STATEMENTS--(Continued)
                        OCTOBER 31, 2000, 1999 AND 1998
                           (thousands of US dollars)

7. Income Taxes

   Merchant Acquiring is not a separate legal entity for purposes of remitting taxes and filing income tax returns. Income taxes for the Business are reported in CIBC's income tax returns and paid by CIBC. Accordingly, income taxes have been calculated on these financial statements based on an effective tax rate of 44% on Canadian dollar net income.

   The provision for income taxes as at October 31, 2000, 1999 and 1998 includes:

                                                          2000     1999    1998
                                                         -------  ------- ------
   Current tax expense.................................  $10,734  $ 9,989 $8,487
   Deferred tax expense................................     (754)     252    567
                                                         -------  ------- ------
   Total...............................................  $ 9,980  $10,241 $9,054
                                                         =======  ======= ======

   Merchant Acquiring incurred $1,437, $672 and $553 of capital tax expense for the years ended October 31, 2000, 1999 and 1998, respectively. The amounts are included in interest and other expenses on the statements of income.

   CIBC is subject to capital taxes, which have been reflected in "interest and other expenses" in the statements of income.

8. CIBC's Equity in the Business

CIBC's equity in the business

   CIBC's equity includes the accumulated income of Merchant Acquiring, the funding for assets employed in the Business and the net intercompany receivable/payable reflecting transactions described in Note 3.

Stock options

   CIBC has certain Stock Option Plans under which incentive stock options and non-qualified stock options have been granted to officers, key employees and directors of CIBC. Stock options are granted at market.

9. Commitments and Contingencies

   The long term capital lease payable as of October 31, 2000 was $16 and is due in 2002.

   Expenses for premises are included as a corporate allocation in cost of service (see Note 3).

   Merchant Acquiring is party to a number of claims and lawsuits incidental to its business. In the opinion of management, the ultimate outcome of such matters, in the aggregate, will not have a material adverse impact on Merchant Acquirings' financial position, liquidity or results of operations.

   Negotiations with Visa relating to the interpretation of the regulations surrounding interchange fees were settled during the year. VISA has assessed a higher interchange rate for certain industry segments that will impact a limited number of existing MCS customers. The impact of this decision will result in CIBC indemnifying Global Payments Inc. (see Note 12) for any loss of revenue over the course of these customer contracts and as a result, this will not have any negative impact to future revenue growth.

   Merchant Acquiring processes credit card transactions for direct merchant locations. Merchant Acquiring's merchant customers have the liability for any charges properly reversed by the cardholder. In the event that

                                     F(a)-9

                        CIBC MERCHANT ACQUIRING BUSINESS
                   NOTES TO FINANCIAL STATEMENTS--(Continued)
                        OCTOBER 31, 2000, 1999 AND 1998
                           (thousands of US dollars)
Merchant Acquiring is not able to collect such amounts from the merchants, due to merchant fraud, insolvency, bankruptcy or another reason, Merchant Acquiring may be liable for any such reversed charges. Merchant Acquiring requires pledged funds from certain merchants to minimize any such contingent liability. Pledged funds as of October 31, 2000 are $5,692. Merchant Acquiring also utilizes a number of systems and procedures to manage merchant risk. In addition, Merchant Acquiring believes that the diversification of its merchant portfolio among industries and geographic regions minimizes its risk of loss. Merchant Acquiring recognizes revenue based on a percentage of the gross amount charged and has a potential liability for the full amount of the charge.

10. Supplemental Cash Flow Information

   Merchant Acquiring does not maintain cash accounts. All cash flows are included in CIBC's consolidated cash flows. Accordingly, there is insufficient information to separately disclose Merchant Acquiring's supplemental cash flows relating to interest and income taxes paid.

11. Quarterly Financial Information (Unaudited)

                                                       Quarter Ended
                                           -------------------------------------
                                                       April
                                           January 31   30    July 31 October 31
                                           ---------- ------- ------- ----------
Fiscal Year 2000
Revenue...................................  $21,972   $20,762 $24,547  $24,748
Operating income..........................    5,458     4,849   7,092   10,787
Net income................................    2,254     1,912   3,168    5,456

Fiscal Year 1999
Revenue...................................  $20,378   $19,593 $23,060  $23,591
Operating income..........................    6,335     5,631   8,633    7,080
Net income................................    2,931     2,537   4,217    3,348

12. Subsequent Event

   On November 9, 2000, CIBC and National Data Corporation ("NDC") of Atlanta, Georgia, announced that they have agreed to form a ten-year marketing alliance to enhance and expand their merchant products and services in the North American marketplace.

   NDC's current payment processing line of business, NDC eCommerce, is expected to spin-off from the parent company to form a new public company called Global Payments Inc., pending regulatory approvals. CIBC Merchant Card Services will be integrated into Global Payments Inc. at that time. Under this agreement, CIBC will market Global Payments Inc.'s merchant services in the Canadian marketplace through its extensive national network of branches, and account managers for small business, mid-market and large corporate customers.

   Under the terms of the agreement, CIBC will sell its merchant acquiring business and purchase a 26.25 per cent equity stake in Global Payments Inc. The agreement is contingent upon obtaining regulatory approvals in both countries.

13. Prior Year Comparatives

   Certain prior year balances have been re-classified to conform with current year presentation.

                                    F(a)-10